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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 19, 1997, except as to Note 16, which is as of March 14, 1997, relating to the financial statements of Converse Inc. for the two year period ended December 28, 1996, which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the two years ended December 28, 1996, which is included in Converse Inc.'s Annual Report on Form 10-K, when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this Financial Statement Schedule. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                       Price Waterhouse LLP

Boston, Massachusetts
March 21, 1997